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                                                                      EXHIBIT 21



                      THE PHOENIX RESOURCE COMPANIES, INC.

                     SCHEDULE OF WHOLLY-OWNED SUBSIDIARIES



PHOENIX RESOURCES COMPANY (MAINE)


PHOENIX RESOURCES COMPANY INTERNATIONAL (DELAWARE)
         Phoenix Resources Company of Egypt (Delaware)
         Phoenix Resources Company of Qarun (Delaware)


PHOENIX RESOURCES COMPANY OF NORTH AMERICA (DELAWARE)